UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

Home Bistro, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56222	27-1517938
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

4014 Chase Avenue, #212, Miami Beach, FL 33140

Phone: (631) 964-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 28, 2022, Home Bistro, Inc. (the “Company”) made the decision to close its kitchen facility at Pembroke Pine, Florida as part of a strategic review of its business.

The Company has not yet completed its analysis of charges associated with implementation of the kitchen facility closure, and therefore is not able to make a good faith determination of an estimate of the amount, or range of amounts, of any charges relating thereto. The Company will provide additional disclosure through an amendment to this Current Report on Form 8-K once it makes a determination of an estimate or range of estimates of such charges, if any.

Following the closure of the Company’s Miami kitchen facility, the delivery of orders for the Company’s restaurant-quality, Colorado Prime brand meats and seafood remains in full operation.

Item 2.06 Material Impairments.

To the extent required, the information contained in Item 2.05 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2022, Camille May resigned from her position as Chief Financial Officer of the Company, effective as of November 1, 2022. Ms. May will remain as a consultant with the Company to assist with certain financial and accounting matters.

Effective as of November 1, 2022, Zalmi Duchman, Chief Executive Officer of the Company, was appointed to serve as Interim Chief Financial Officer until a new Chief Financial Officer is named.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Bistro, Inc.

Dated: November 3, 2022	By:	/s/ Zalmi Duchman
Zalmi Duchman
Chief Executive Officer and Interim Chief Financial Officer

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